Exhibit 10.1

Sun Healthcare Group, Inc.

Amended and Restated

2002 Non-Employee Director

Equity Incentive Plan

Effective as of March 26, 2002

Amended and Restated on August 1, 2002

SUN HEALTHCARE GROUP, INC.

AMENDED AND RESTATED

2002 NON-EMPLOYEE DIRECTOR

EQUITY INCENTIVE PLAN

              1.    Purpose. The purpose of the Sun Healthcare Group, Inc. Amended and Restated 2002 Non-Employee Director Equity Incentive Plan (the "Plan") is to attract to serve as members of the Board of Directors of Sun Healthcare Group, Inc. (the "Company") highly qualified individuals who are not current or former employees of the Company or any of its subsidiaries and to enable them to increase their ownership in the Company’s common stock, par value $.01 per share (the "Common Stock"). Capitalized terms are defined when first used, as described in the Index of Defined Terms at the end of this document.

              2.    Administration.

              (a)    Committee. The Board of Directors of the Company shall administer this Plan. The Board may delegate to any person or group (such group, the "Committee"), who may further so delegate, the Board’s powers and obligations hereunder as they relate to day-to-day administration of the exercise process.

              (b)    Authority. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Stock Options granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.

              (c)    Indemnification. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

             (d)    Delegation and Advisers. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

              3.    Participants. All members of the Company’s Board of Directors who are not current or former employees of the Company or any of its subsidiaries ("Non-Employee Directors") shall participate in this Plan.

              4.    Stock Options. This Plan provides for grants of options to purchase the Company’s Common Stock ("Stock Options") in accordance with the terms described herein. Only Nonqualified Stock Options may be granted under this Plan. "Nonqualified stock options" are Stock Options that do not constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

              5.    Common Stock Available Under the Plan.

              (a)    Basic Limitations. The aggregate number of shares of Common Stock that may be subject to Stock Options granted under this Plan shall be 160,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 12 hereof.

              (b)    Additional Shares. Any shares of Common Stock subject to a Stock Option that for any reason is cancelled or terminated without having been exercised, or any shares delivered to the Company as part or full payment for the exercise of a Stock Option shall again be available for award under the Plan.

              6.    Stock Option Grant.

              (a)    Option Grants. On the Effective Date, each Non-Employee Director shall receive a Nonqualified Stock Option to purchase 3,000 shares of Common Stock. The Committee shall have the authority, but not the obligation, to grant additional Nonqualified Stock Options to the Non-Employee Directors, as determined in the sole and absolute discretion of the Committee.

              (b)    Exercise Price. Each Stock Option granted hereunder shall have a per-share exercise price equal to the Fair Market Value of a share of Common Stock on the date of grant. For purposes of the initial grant on the Effective Date, the Fair Market Value shall be deemed to be $27 per share.

              (c)    Payment of Exercise Price. The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable or by a combination of these methods or, in the discretion of the Committee, by any method permissible under the Company’s 2002 Management Equity Incentive Plan.

              (d)    Vesting. Stock Options may only be exercised under the Plan to the extent vested. Provided it has not expired, a Stock Option granted under the Plan shall become vested and exercisable in accordance with the vesting schedule set forth below, unless vesting accelerates pursuant to another provision of the Plan.

Percentage of Grant Vested and Exercisable	Vesting Date
25%	1st anniversary of grant date
50%	2nd anniversary of grant date
75%	3rd anniversary of grant date
100%	4th anniversary of grant date

              (e)    Acceleration of Vesting. Provided it has not expired, a Stock Option granted under the Plan shall become 100% vested and exercisable on the date of a Non-Employee Directors cessation of service as a director of the Company on account of his or her death or Retirement. For purposes of this Plan, "Retirement" shall mean cessation of service as a director of the Company on or after age 65 with ten (10) or more years of service or on or after age 70 with five (5) or more years of service.

              (f)    Expiration of Stock Options. Stock Options granted under this Plan shall expire on the earliest to occur of the following:

              (i)    Seven (7) years after the grant date;

              (ii)    Three (3) months after cessation of service as a Non-Employee Director unless due to such Non-Employee Director’s death or Retirement;

              (iii)    One (1) year after cessation of service as a Non-Employee Director on account of such Non-Employee Director’s death or Retirement.

               7.    Adjustment Provisions; Change in Control.

               (a)    Adjustment Generally. If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option such that each such Stock Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option had such Stock Option been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur.

              (b)    Modification of Stock Options. In the event of any change or distribution described in subsection (a) above, in order to prevent dilution or enlargement of participants’ rights under the Plan, the Committee will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Stock Options, the exercise price applicable to outstanding Stock Options, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Stock Options.

              (c)    Effect of a Change in Control. Notwithstanding any other provision of this Plan, if there is a Change in Control (as defined in subsection (d) below) of the Company, all then outstanding Stock Options, shall immediately vest and become exercisable. Thereafter, all Stock Options shall be subject to the terms of any agreement effecting the Change in Control, which agreement, may provide, without limitation, that each Stock Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and that such holder shall receive, with respect to each share of Common Stock subject to such Stock Option, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share underlying such Stock Option with such amount payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. A provision like the one contained in the preceding sentence shall be inapplicable to a Stock Option granted within six (6) months before the occurrence of a Change in Control if the holder of such Stock Option is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

             (d)    Definitions. For purposes of this Section 7, a "Change in Control" of the Company shall be deemed to have occurred if any of the following events occurs:

            (i)    Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company (an "Acquiring Person"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 33 1/3% of the then outstanding voting stock of the Company;

            (ii)    A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Company or surviving entity outstanding immediately after such merger or consolidation;

             (iii)    A sale or other disposition by the Company of all or substantially all of the Company’s assets;

             (iv)    During any period of two (2) consecutive years (beginning on or after the Effective Date), individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Company’s Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, no longer constitute a majority of the Company’s Board of Directors;

provided, however, in no event shall any acquisition of securities, a change in the composition of the Company’s Board of Directors or a merger or other consolidation pursuant to a plan of reorganization under chapter 11 of the Bankruptcy Code with respect to the Company ("Chapter 11 Plan"), or a liquidation under the Bankruptcy Code constitute a Change in Control. In addition, notwithstanding Sections 7(d)(i), 7(d)(ii), 7(d)(iii) and 7(d)(iv) hereof, a Change in Control shall not be deemed to have occurred in the event of a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company, or any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock.

              8.    Nontransferability. Each Stock Option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant, each Stock Option theretofore granted to him or her shall be exercisable prior to its expiration by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option shall pass by will or the laws of descent and distribution.

              9.    Fair Market Value. For purposes of this Plan and any Stock Options awarded hereunder, Fair Market Value shall be the closing price of the Company’s Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Company’s Common Stock is readily tradable on a national securities exchange or other market system, and if the Company’s Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

              10.    Withholding. The Company may require a participant who exercises a Stock Option to reimburse the Company for any taxes required by any governmental authority to be withheld or otherwise deducted and paid by the Company in respect of the issuance or disposition of such shares. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the participant upon such terms and conditions as the Committee shall prescribe. The Company may, in its discretion, hold the stock certificate to which such participant is otherwise entitled upon the exercise of a Stock Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. In addition, at any time that the Company becomes subject to a withholding obligation under applicable law with respect to the exercise of a Stock Option (the "Tax Date"), except as set forth below, a holder of a Stock Option may elect to satisfy, in whole or in part, the holder’s related personal tax liabilities (an "Election") by (a) directing the Company to withhold from shares of Common Stock issuable in the related vesting or exercise either a specified number of shares or shares having a specified value (in each case not in excess of the related personal tax liabilities), (b) tendering shares of Common Stock previously issued pursuant to the exercise of a Stock Option or other shares of Common Stock owned by the holder or (c) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. The withheld shares and other shares of Common Stock tendered in payment shall be valued at their Fair Market Value on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate. The Committee may prescribe such rules as it determines with respect to Participants subject to the reporting requirements of Section 16(a) of the Exchange Act to effect such tax withholding in compliance with the rules established by the SEC under Section 16 of the Exchange Act and the positions of the staff of the SEC thereunder expressed in no-action letters exempting such tax withholding from liability under Section 16(b) of the Exchange Act.

              11.    Tenure. A participant’s right, if any, to continue to serve the Company as a Non-Employee Director shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

              12.    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

             13.    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, or Stock Options, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

             14.    Duration, Amendment and Termination.

             (a)    Duration. No Stock Option shall be granted more than ten (10) years after the Effective Date but Stock Options granted prior to that date shall continue to become exercisable and may be exercised according to their terms.

             (b)    Amendment and Termination. Except as provided in Section 14(c) below, this Plan may be terminated or amended by the Board of Directors as it deems advisable.

             (c)    Limitations on Amendment. An amendment revising the exercise price, vesting terms, expiration date, or amount of shares covered by a Stock Option shall not be made more frequently than every six (6) months unless necessary to comply with applicable laws or regulations. Unless approved by the Company’s stockholders, no adjustments or reduction of the exercise price of any outstanding Stock Option shall be made directly or by cancellation of outstanding Stock Options and the subsequent regranting of Stock Options at a lower price to the same individual. No amendment may revoke or alter in a manner unfavorable to the grantees any Stock Options then outstanding, nor may the Board amend this Plan without stockholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, or any other requirement of applicable law or regulation.

              15.    Governing Law. This Plan, the Stock Options granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

              16.    Effective Date. The Plan shall be effective as of March 26, 2002, (the "Effective Date"), provided that the Plan is approved by a majority of the stockholders of the Company within twelve (12) months of the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive any Stock Options hereunder. Any Stock Options granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Stock Option, the Committee specifies otherwise at the time of grant), but no such Stock Option may be exercised prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Stock Option shall be cancelled.

Index of Defined Terms

Term	Section Where Defined or First Used
Acquiring Person	7(d)(i)
Beneficial Owner	7(d)(i)
Change in Control	7(d)
Chapter 11 Plan	7(d)
Code	4
Committee	2(a)
Common Stock	1
Company	1
Effective Date	16
Election	10
Exchange Act	7(c)
Fair Market Value	9
Non-Employee Director	3
Nonqualified Stock Option	4
Plan	1
Stock Options	4
Tax Date	10